Exhibit 99.1

Contact: Jerry A. Shore Chief Executive Officer (901) 362-3733, Ext. 2217

FRED'S NAMES MICHAEL K. BLOOM

PRESIDENT AND CHIEF OPERATING OFFICER

MEMPHIS, Tenn. (January 12, 2015) – Fred's, Inc. (NASDAQ: FRED) today announced that it has named Michael K. Bloom as the Company's President and Chief Operating Officer, effective January 12, 2015. Bloom brings to Fred's more than 30 years of experience in small-box general merchandising, supply chain management and store operations. Most recently, he served as the President and Chief Operating Officer of Family Dollar Stores, Inc.

Commenting on the announcement, Fred's Chairman Michael J. Hayes said, "Our Board of Directors views this senior management addition as an important step in the process of developing the Fred's team of the future. The hiring of Mike Bloom as President and Chief Operating Officer and the recent naming of a new Chief Executive Officer and a new General Merchandise Manager form the nucleus of a team that will bring greater innovation, improved strategic execution and renewed dedication to drive growth for Fred's for many years to come."

Jerry A. Shore, Chief Executive Officer, added, "Mike Bloom is a proven leader in our industry with a track record for delivering strong results. He brings to the Fred's team expertise in both discount and chain drug retailing that touches on all key areas of our business. His extensive knowledge and experience in merchandising, operations, and supply chain strategies will provide leadership to improve processes and drive customer traffic in our stores. As President and Chief Operating Officer, Mike will have responsibility for major operational areas, including general merchandising, marketing, store operations, and supply chain management."

Prior to Family Dollar, Bloom spent more than 20 years with CVS Caremark Corporation, holding a variety of positions with increasing responsibilities in merchandising and operations and rising finally to Executive Vice President of Merchandising, Marketing, Advertising, and Supply Chain. Before joining CVS, Bloom spent 10 years in merchandising and operations management with Virginia-based Peoples Drug Stores and the Florida division of Toronto-based Shoppers Drug Mart Corporation.

Currently, Fred's operates 661 discount general merchandise stores, including 19 franchised Fred's stores, in the southeastern United States. For more information about the Company, visit Fred's website at www.fredsinc.com.

-MORE-

FRED'S Names Bloom President and COO

January 12, 2015

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the ultimate terms of the reworked pharmacy distribution agreement, lease buyouts and the underlying assumptions and projections upon which they are based, as well as risks that intended results may not be achieved or may not occur as quickly as expected; general economic trends; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

-END-